LIMITED POWER OF ATTORNEY FOR FILINGS UNDER
THE SECURITIES ACT OF 1933, AS AMENDED AND
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Know all by these presents, that the undersigned hereby constitutes and appoints
Sara Alvarez-Cabrero, Esq. and/or
Adolfo Sepulveda Esq., or any one of them, with full power of substitution, as the undersigneds true and lawful attorneys-in-fact
and agents to:

     (1) execute for and on behalf of the undersigned, in the undersigned's capacity
as: (a) an Officer of the Board of Directors of First BanCorp. and/or FirstBank
Puerto Rico; (b) in any other capacity related to any of these entities; or (c)
in
the undersigned's individual capacity, all documents, certificates, instruments,

statements, filings and agreements ("documents") to be filed with or delivered in
accordance with the Securities Act of 1933, as amended (the "Securities Act"),
and
the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules
and regulations thereunder;

     (2) do and perform any and all acts for and on behalf of the undersigned that
may be necessary or desirable to complete and execute and timely file any such documents with the United States Securities and Exchange Commission (the "SEC")
and
any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever that, in the opinion of such
attorneys-in-fact, may be necessary or desirable in connection with the foregoing
authority, it being understood that the documents executed by such attorneys-in-
fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall
be in such form and shall contain such terms and conditions as such attorneys-in-
fact may approve.

The undersigned hereby grants to such attorneys-in-fact full power and authority to
do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,
as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying
and confirming all that such attorneys-in-fact, or such attorneys-in-fact?s substitute or substitutes, have lawfully done or cause to be done or shall lawfully
do or cause to be done by virtue of this Limited Power of Attorney and the rights
and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned,
is not assuming, any of the undersigned's responsibilities to comply with the
Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file documents under the Securities Act and the Exchange Act with respect to securities held by the undersigned, unless earlier
revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

       IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney
to be executed as of this 17th day of March 2023.

/s/ Juan C. Pavia

Agreed to and Accepted by:

/s/ Sara Alvarez

/s/ Adolfo Sepulveda

Affidavit Number 170

 Sworn and subscribed before me by Sara Alvarez-Cabrero and Adolfo Sepulveda, of legal age, single, attorneys at law and residents of San Juan, Puerto Rico, in
their capacities as Secretary and Assistant Secretary of the Board of Directors
of
First BanCorp. and FirstBank Puerto Rico, respectively, who are personally known to
me.

Subscribed and sworn to before me on this 17th day of March 2023.

[SEAL]  /s/ Carmen M. Alfonso Rodriguez, Esq.
 Notary Public